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                                                                      Exhibit 11


                        Computation of Per Share Earnings
                     (In thousands except per share amounts)
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

                                                                   December 1,             December 3,             November 27,
                                                                      1996                    1995                     1994
                                                                   -----------             -----------             ------------
Income before extraordinary item and
   cumulative effect of accounting change                           $15,219                  $15,335                  $17,197

Extraordinary loss on early extinquishment
    of debt (net of income tax benefit of $134)                        (251)                    -                        -

Cumulative effect of change in accounting for
   income taxes                                                        -                        -                         795
                                                                    -------                  -------                  -------
Net income                                                          $14,968                  $15,335                  $17,992
                                                                    =======                  =======                  =======
Primary per share earnings

Average number of common shares
   outstanding                                                       11,462                   16,003                   16,102

Add - common equivalent shares representing
   shares issuable upon excercise of stock options
   and stock grants                                                     187                      161                      194
                                                                    -------                  -------                  -------
Average shares used to calculate
   primary per share earnings                                        11,649                   16,164                   16,296
                                                                    =======                  =======                  =======
Primary per share earnings before extraordinary
   item and change in accounting for income taxes                     $1.31                    $0.95                    $1.06

Extraordinary loss on early extinquishment
    of debt (net of income tax benefit of $134)                       (0.02)                    -                        -

Cumulative effect of change in accounting for
   income taxes                                                        -                        -                        0.05
                                                                    -------                  -------                  -------
Net primary per share earnings                                        $1.29                    $0.95                    $1.11
                                                                    =======                  =======                  =======
Fully diluted per share earnings

Average number of common shares outstanding                          11,462                   16,003                   16,102

Add - common equivalent shares representing
  shares issuable upon excercise of stock options
   and stock grants                                                     215                      172                      216
                                                                    -------                  -------                  -------
Average shares used to calculate fully diluted
  per share earnings                                                 11,677                   16,175                   16,318
                                                                    =======                  =======                  =======
Fully diluted per share earnings  before extra-
   ordinary item and change in accounting for
   income taxes                                                       $1.30                    $0.95                    $1.05

Extraordinary loss on early extinquishment
    of debt (net of income tax benefit of $134)                       (0.02)                    -                        -

Cumulative effect of change in accounting for
   income taxes                                                         -                       -                        0.05
                                                                    -------                  -------                  -------
Net fully diluted per share earnings                                  $1.28                    $0.95                    $1.10
                                                                    =======                  =======                  =======

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